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                                                                  Exhibit (j)(6)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our reports dated December 12, 2002 with respect to the financial statements and financial highlights as of October 31, 2002 included in the Annual Reports of The Galaxy Fund, in Post-Effective Amendment No. 60
to the Registration Statement (Form N-1A, No. 33-04806)

                                           /s/ ERNST & YOUNG LLP
                                           ----------------------
                                           ERNST & YOUNG LLP

Boston, Massachusetts
February 27, 2003